Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC Commercial Trust Announces First Quarter Results

PMC Commercial Trust
AMEX (Symbol PCC)

Dallas, TX	May 9, 2008

PMC Commercial Trust (AMEX: PCC) announced first quarter results today. Net income for the first quarter of 2008 was $3,383,000, or $0.31 per share, compared to $2,821,000, or $0.26 per share, for the first quarter of 2007. Income from continuing operations for the first quarter 2008 was $3,045,000, or $0.28 per share compared to $2,998,000, or $0.28 per share, for the first quarter of 2007.

Financial Position
•
Total assets were relatively unchanged at approximately $232.2 million at March 31, 2008 compared to approximately $231.4 million at December 31, 2007 and decreased from approximately $242.8 million at March 31, 2007, a decrease of $10.6 million, or 4.4%.

•
Total serviced loan portfolio decreased to approximately $312.5 million at March 31, 2008 from approximately $326.4 million at December 31, 2007 and approximately $377.1 million as of March 31, 2007, a decrease of $13.9 million, or 4.3% from December 31, 2007, and a decrease of $64.6 million, or 17.1% from March 31, 2007.

•
Outstanding retained loan portfolio increased to approximately $172.9 million as of March 31, 2008 from approximately $166.4 million at December 31, 2007 and approximately $166.3 million as of March 31, 2007, an increase of $6.5 million, or 3.9% from December 31, 2007, and an increase of $6.6 million, or 4.0% from March 31, 2007.

Operating Results
•
Revenues decreased by $276,000 (4.1%) when comparing the first quarter of 2008 to the first quarter of 2007 due primarily to a reduction in interest income resulting from the decline in interest rates.

•
Revenues increased by $231,000 (3.7%) when comparing the first quarter of 2008 to the fourth quarter of 2007 due primarily to (1) an increase in other income and (2) an increase in income from retained interests in transferred assets resulting from prepayment fees partially offset by a decrease in interest income.

•	Expenses decreased by $263,000 (7.4%) during the first quarter of 2008 compared to the first quarter of 2007 due primarily to decreased general and administrative expenses and interest expense.
•
In addition to the changes in continuing operations described above, our net income during the first quarter of 2008 included recognition of $331,000 in gains that had previously been deferred. There were no significant comparable items during the first quarter of 2007.

Interest Rate Sensitivity
•	Approximately 87% of our loans receivable at March 31, 2008 were based on LIBOR or the prime rate.
•	The 90-day LIBOR, on which we base the interest rate we charge to our borrowers, decreased from 4.73% at January 1, 2008 to 2.70% at April 1, 2008 while the prime rate decreased from 7.25% to 5.25%.
•	Assuming LIBOR and the prime rate remain the same or continue to decrease, our interest income will decrease unless it is offset with investment portfolio increases.

PMC COMMERCIAL TRUST	Earnings Press Release	May 9, 2008

Originations and Prepayments
•	During the first quarter of 2008, we originated approximately $17.1 million of loans.
•	We anticipate that 2008 aggregate loan originations will be approximately $40 million to $50 million.
•	During April 2008 we funded approximately $8.9 million of loans.
•	Principal prepayments on our retained portfolio were $9.0 million during the first quarter of 2008 compared to $10.4 million during the first quarter of 2007.
•	Prepayments of our serviced portfolio were $28.5 million during the first quarter of 2008 compared to $23.9 million during the first quarter of 2007.
•	We believe that high levels of prepayment activity will continue during the remainder of 2008, however, the credit market disruptions may have a moderating effect.

Liquidity
•	Our conduit facility matured on May 2, 2008. We used our revolving credit facility to pay off the balance outstanding under the conduit facility (approximately $22.0 million).
•	We are assessing ways to increase our availability of leverage.
•	We are emphasizing SBA 7(a) lending since the government guaranteed portion (approximately 75%) can be more easily leveraged in an active secondary market.

Dividends
•	A regular quarterly dividend on our common stock of $0.20 per share was paid on April 7, 2008 to shareholders of record on March 31, 2008.
•	We anticipate a continuation of the $0.20 per share quarterly dividend for the remainder of 2008. A special dividend may be declared at year-end, if deemed appropriate.

Dr. Andrew S. Rosemore, Chairman of the Board, stated, “We are pleased to report solid earnings in the first quarter through extraordinary efforts by our staff in a very difficult economic environment. The major factors that have an impact on our operations are liquidity, interest rates, portfolio quality and overhead. By careful attention to the interaction of these factors, we have achieved a reasonable level of financial stability and progress towards maximizing shareholder value.

‘The conduit facility matured on May 2, 2008 and we utilized the revolving credit facility to pay off the balance. The credit markets remain extremely illiquid making it difficult to increase availability under our revolving credit facility at this time. The result has been a shift in our primary marketing focus towards making SBA 7(a) loans. Until we are able to increase our credit facility or the market for securitizations is priced at reasonable levels and more accessible, the volume of non-7(a) lending in the near-term will be at reduced levels.

‘Approximately 87% of our retained portfolio is floating-rate based on LIBOR or the prime rate. Therefore, the recent significant drop in interest rates considerably reduces our interest income. Both LIBOR and the prime rate are approximately 300 basis points below levels from a year ago. Each 100 basis point drop in rates reduces our annual net income by approximately $950,000.

‘We continue to emphasize portfolio quality which is evident through our continued low level of problem loans. Additionally, we have been and will continue to be cost conscious and are reviewing expenses on a continuous basis.”

PMC COMMERCIAL TRUST	Earnings Press Release	May 9, 2008

The following tables contain comparative selected financial data:

FINANCIAL POSITION INFORMATION
(In thousands)

	March 31,	December 31,	March 31,
	2008	2007	2007
Loans receivable, net	$172,262	$165,969	$165,725
Retained interests in transferred assets	$47,862	$48,616	$54,813
Total assets	$232,217	$231,420	$242,879
Debt	$64,481	$62,953	$69,100
Total beneficiaries' equity	$157,771	$156,354	$156,975
Shares outstanding	10,765	10,765	10,754

PMC COMMERCIAL TRUST	Earnings Press Release	May 9, 2008

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(In thousands, except per share information)
Revenues:
Interest income	$3,766	$4,056	$4,056
Income from retained interests in transferred assets	1,919	1,789	1,901
Other income	737	346	741
Total revenues	6,422	6,191	6,698

Expenses:
Interest expense	1,211	1,312	1,325
Salaries and related benefits	1,239	1,484	1,167
General and administrative expenses	469	838	716
Impairments and provisions	354	344	328
Total expenses	3,273	3,978	3,536

Income before income tax provision, minority interest,
and discontinued operations	3,149	2,213	3,162

Income tax expense	(82)	(23)	(142)
Minority interest (preferred stock dividend of subsidiary)	(22)	(23)	(22)

Income from continuing operations	3,045	2,167	2,998

Discontinued operations	338	481	(177)

Net income	$3,383	$2,648	$2,821

Basic weighted average shares outstanding	10,765	10,765	10,754

Basic and diluted earnings per share:
Income from continuing operations	$0.28	$0.20	$0.28
Discontinued operations	0.03	0.04	(0.02)
Net income	$0.31	$0.24	$0.26

PMC COMMERCIAL TRUST	Earnings Press Release	May 9, 2008

REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME

REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.

The following reconciles net income to REIT taxable income:

	Three Months Ended
	March 31,
	2008	2007
	(In thousands)

Net income	$3,383	$2,821
Tax depreciation	(15)	(11)
Book/tax difference on property sales	(338)	419
Book/tax difference on Retained Interests, net	352	294
Impairment losses	-	233
Book/tax difference on rent and related receivables	-	239
Book/tax difference on amortization and accretion	(47)	(74)
Asset valuation	70	(302)
Other book/tax differences, net	66	264
	3,471	3,883

Less: taxable REIT subsidiaries net income, net of tax	(133)	(244)
REIT taxable income	$3,338	$3,639

Distributions declared	$2,153	$3,226

Common shares outstanding	10,765	10,754

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY "EXPECTS," "ANTICIPATES" OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY'S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS STOCK, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.